UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 15, 2019
 ____________________
 Robert Half International Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2019, Julia L. Coronado was elected a director of the Company by the Board of Directors. Dr. Coronado was also appointed to the Nominating and Governance Committee.

Dr. Coronado is President and Founder of MacroPolicy Perspectives LLC (MPP), an economic research consulting firm, and has served in that position since 2017. She is also currently a Clinical Associate Professor of Finance at the University of Texas at Austin, an Executive in Residence for Rutgers Business School and serves on the Pension Research Council at the Wharton School, the Economic Advisory Panel of the Federal Reserve Bank of New York, and the Economic Studies Council at The Brookings Institution. Prior to founding MPP, Dr. Coronado served as Chief Economist for Graham Capital Management from 2014 to 2017, as Chief Economist, North America and a Managing Director at BNP Paribas from 2009 to 2014, and as a Senior U.S. Economist and Director at Barclays Capital from 2006 to 2009. Earlier in her career, she served as an Economist at the Federal Reserve Board of Governors and served on the Treasury Markets Practices Group at the Federal Reserve Bank of New York. Dr. Coronado also served on the independent advisory board of the Company’s Protiviti Inc. subsidiary from March 2018 until her election to the Board of Directors on March 15, 2019. She holds a Ph.D. in Economics from the University of Texas at Austin and a B.S. in Economics from the University of Illinois at Urbana-Champaign.

Dr. Coronado has entered into the Company’s customary indemnification agreement for its directors. It is expected that the Company will pay Dr. Coronado (1) an annual fee of $40,000 for service on the Board, (2) a fee of $1,500 for each Board meeting attended, and (3) a $3,000 annual fee for service on the Nominating and Governance Committee, and that she will receive equity compensation annually commensurate with the Company’s other outside directors.

There are no arrangements or understandings between Dr. Coronado and any other person pursuant to which she was elected as a director of the Company. Since January 1, 2018, there have been no transactions between the Company and Dr. Coronado of the type that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: March 18, 2019	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel